UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	October 20, 2003
Date of Earliest Event Reported:	October 17, 2003

BOISE CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street
P.O. Box 50
Boise, Idaho		83728-0001
(Address of principal executive offices)		(Zip Code)

208/384-6161

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On October 17, 2003, Boise Cascade Corporation filed a Prospectus Supplement with the Securities and Exchange Commission relating to its sale of $300 million of 6.50% Senior Notes due 2010 and $200 million of 7.00% Senior Notes due 2013.  The transaction is scheduled to close on October 21, 2003.

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.

Exhibit 1.1

Terms Agreement dated October 16, 2003, among Boise Cascade Corporation and the representatives of the Underwriters with respect to the Notes, incorporating the Boise Cascade Corporation Debt Securities Underwriting Agreement dated October 16, 2003, attached as Annex A thereto

Exhibit 4.1

Form of Fourth Supplemental Indenture, to be dated as of October 21, 2003, between Boise Cascade Corporation and U.S. Bank Trust National Association, as trustee, to the Indenture dated as of October 1, 1985, between Boise Cascade Corporation and U.S. Bank Trust National Association, as supplemented by the First Supplemental Indenture dated December 20, 1989; the Second Supplemental Indenture dated August 1, 1990; and the Third Supplemental Indenture dated December 5, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President and Corporate Secretary

Date:  October 20, 2003

EXHIBIT INDEX

Number	Description

1.1

Terms Agreement dated October 16, 2003, among Boise Cascade Corporation and the representatives of the Underwriters with respect to the Notes, incorporating the Boise Cascade Corporation Debt Securities Underwriting Agreement dated October 16, 2003, attached as Annex A thereto

4.1

Form of Fourth Supplemental Indenture, to be dated as of October 21, 2003, between Boise Cascade Corporation and U.S. Bank Trust National Association, as trustee, to the Indenture dated as of October 1, 1985, between Boise Cascade Corporation and U.S. Bank Trust National Association, as supplemented by the First Supplemental Indenture dated December 20, 1989; the Second Supplemental Indenture dated August 1, 1990; and the Third Supplemental Indenture dated December 5, 2001